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                                                                    Exhibit 10.7


                                   AGREEMENT


THIS AGREEMENT is made on the 9th day of April 1997

BETWEEN

BAN LENG FIBRE SDN. BHD. (Company No. 114321 A) a company incorporated in Malaysia with its registered office at No. TBP, 3115, Mk. 14, Bukit Minyak, 14000 Bukit Mertajam (hereinafter called "the Landlord") of the one part

AND

GSI/CUMBERLAND SDN. BHD. (Company No. 392746-V) a company incorporated in Malaysia with its registered office at No. 51, 1st Floor, Jalan Todak 4, Pusat Bandar Seberang Jaya, 13700 Perai (hereinafter called "the Tenant") of the other part.

WHEREAS

The Landlord is the owner of a property shaded in green colour shown at "Appendix I" bearing the assessment number 2471, Lorong Perusahaan 10, Prai, measuring at 37,600 square feet in area (hereinafter referred to as "the Demised Premises").

AND WHEREAS

The Landlord is desirous of letting and the Tenant of accepting a tenancy of the whole of the Demised Premises upon the terms and conditions hereinafter set forth.

NOW THIS AGREEMENT WITNESSETH as follows:

1. Subject to the stipulations terms and conditions hereinafter contained, the Landlord shall permit the Tenant to take possession of the Demised Premises for the whole month of April, 1997 (hereinafter referred to as "the renovation period") for the purpose of carrying out renovation works, or fitting out works required by the Tenant. The Tenant hereby acknowledges and agrees with the Landlord that during the renovation period he is a mere licensee of the Landlord.

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2.   The Landlord shall grant and the Tenant shall accept a tenancy of the
     Demised Premises to be held by the Tenant as Tenant for a term of two (2) years from the 1st day of May, 1997 and ending on 30th April, 1999 (hereinafter referred to as "the First Term") at a monthly rental of Ringgit Malaysia Thirty Thousand (RM30,000-00) Only to be paid by the 7th day of each month, with an option for renewal for a further period of one
     (1) year (hereinafter referred to as "Second Term") subject to the provisions of Clause 6.1, 6.3 and 6.4 herein contained provided. The Tenant shall before the expiry of First Term give to the Landlord three (3) months notice in writing of their intention to exercise the said option.

3. The Tenant shall pay to the landlord on the execution of this Agreement an amount equivalent to:-

     (a) Two (2) month's rent being Ringgit Malaysia Sixty Thousand (RM60,000-00) Only by way deposit as security for the due observance and performance of the Tenant's covenants terms and conditions above and hereunder; and

     (b) The First month rental shall be paid on or before the 1st day of May, 1997.

The Deposit sum shall be maintained at this figure during the First Term of this Tenancy and shall not without the previous consent in writing of the Landlord be deemed to be treated as payment of rent and the same shall be returned to the Tenant free of interest within 14 days of the natural determination of this tenancy less such sums as may then be due to the Landlord but without prejudice to any other claims which the Landlord may have against the Tenant under the terms of this tenancy. If either the Landlord or Tenant were to terminate the tenancy prematurely during the First Term, the terminating party would pay to the other the sum of Ringgit Malaysia Sixty Thousand (RM60,000-00) Only or that part thereof as represents the Landlord's loss and without prejudice to the Landlord's right to claim in addition thereto damages against the Tenant for breach of this tenancy.

4.   THE TENANT HEREBY COVENANT WITH THE LANDLORD as follows:-

     4.1 To pay the Landlord the rent hereby reserved on the days and in the manner aforesaid:

     4.2 The Tenant shall pay all telephone, water and electricity charges incurred by the Tenant and the deposit in respect of the telephone, water and electricity and other amenities supplied and consumed at any shall be wholly responsible by the Tenant thereafter and shall fully indemnify the Landlord against all claims, actions and legal proceedings whatsoever made against the Landlord by any person in respect thereof.


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     4.3   To keep the interior of the Demised Premises, the flooring and interior plaster or other surface material on walls and ceilings and the Landlord's fixtures and fittings thereon including the existing doors, windows, glass, shutters, locks, fastening, installations and fittings for light and power in good and tenantable repair and clean condition (fair wear and tear excepted) and to replace or repair any of the aforesaid items and if any part of the Demised Premises and the Landlord's fixtures and fittings therein shall be broken or damaged due to malicious negligent or careless acts or omissions of the Tenant and further that if any damage is caused to the Landlord or to any person whomsoever directly or indirectly through the said damaged condition of the interior of the Demised Premises (including flooring, surface material on walls and ceilings, doors windows and the Landlord's fixtures and fittings) the Tenant shall be wholly responsible thereafter and shall fully indemnify the Landlord against all claims, actions and legal proceedings whatsoever made against the Landlord by any person in respect thereof.

     4.4 Subject to Clause 6.1 and always to the rights of the Tenant to insist that the Landlord its agents or workmen shall be accompanied by a representative of the Tenant to permit the Landlord its agents or workmen at all reasonable times upon prior written notice (i.e. by giving one day notice) being given by the Landlord to enter upon and view the condition of the Demised Premises and to take inventories of the Landlord's fixtures and fittings therein and to do structural or external repairs to the Demised Premises. The Landlord may serve upon the Tenant notice in writing specifying any repairs or work necessary to be done or replacement necessary to be made to comply with the Tenant's covenants to repair herein contained, provided that the list of such repairs and works shall be reasonable and agreed by the Tenant. The Tenant shall execute such repairs and work within 14 days after the service of such notice failing which it shall be lawful for the Landlord to enter upon the Demised Premises and execute such repairs or work or make such replacements and the cost thereof shall be debt due from the Tenant to the Landlord and be forthwith recoverable by action.

     4.5 Upon prior one-day written notice in writing by the Landlord to permit the Landlord its agents or workmen to enter upon the Demised Premises to lay fix in and lead through the Demised Premises all such wires and cables for electricity and pipes for water gas and sewage as the Landlord may from time to time require to be laid fixed

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           in and lead through the Demised Premises for the general purposes of the said Building or otherwise and also to permit the Landlord its agents or workmen to enter upon the Demised Premises for the purpose of repairing removing and replacing all or any of the said wires cables and pipes. PROVIDED ALWAYS that the Landlord shall not interfere with the Tenant's use of the Demised Premises by the Tenant and shall forthwith fully indemnify the Tenant against all loss and damage occasioned by the exercise of such rights whether caused by its agents, servants, licensees or independent contractors".

     4.6 The Tenant shall not store or bring upon the Demised Premises arms, ammunition or unlawful goods, gun-powder, salt-petre, kerosene or any explosive or combustible substance or any materials the keeping of which may contravence any local ordinance statute regulation or bye-law in any part of the Demised Premises and to keep the Demised Premises in a clean and sanitary condition.

     4.7 Not to use the Demised Premises for any illegal, unlawful or immoral purposes and not to do or permit to be done any act or thing which may become a nuisance or give reasonable cause for complaint from any of the occupiers of any other units adjoining the Demised Premises.

     4.8 To observe and comply with all laws, bye-law rules and regulations affecting a tenant or occupier of the Demised Premises which are now in force or which may hereafter be in force.

     4.9 The Tenant shall not use the Demised Premises or any part thereof carrying on any business which causes the accumulation of dirt, rubbish or debris of any sort in or outside the Demised Premises or which causes an undesirable amount of noise or smell which in the reasonable opinion of the Landlord is undesirable or unsuitable for the other Tenants or occupiers of the Demised Premises or the neighbouring buildings.

     4.10 Not to do or permit or suffer to be done anything whereby the policy or policies of insurance on the Demised Premises against damage by fire may be increased and to make good all damage suffered by the Landlord and to repay to the Landlord on demand all sums paid by them by way of increased premium and all expenses incurred by the Landlord in or about any renewal of such policy or policies rendered necessary by a breach or non-observance of this covenant without the prejudice to the other rights of the Landlord.

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     4.11  Not to install any electrical sockets plugs or electrical power points or electrical motor or engine or appliance or air-conditioner without the previous written consent of the Landlord which consent shall not be unreasonably withheld. In event that the Tenant commits a breach of this covenant and as a result of which the Landlord suffers any loss or damage the Tenant will forthwith indemnify the Landlord against all such loss or damage.

     4.12 Not to damage or to deface or to cause or to permit any servant agent or licensee of the Tenant to damage or to deface any part of the Demised Premises while moving any plant machinery furniture equipment fittings fixture or any other thing whatsoever or by any means whatsoever and to forthwith repair and make good to the satisfaction of or to pay to the Landlord for the cost of making good such damage or defacement.

     4.13 To keep the Demised Premises clean and particularly the flooring and paint works thereof in good maintenance and condition PROVIDED THAT the Landlord acknowledges that the Tenant is using the Demised Premises for the purpose and nature of their business and the Tenant shall reinstate the Demised Premises to the same standard and condition as at the date of this Agreement.

     4.14 To yield up the Demised Premises with the fixtures fittings (inclusive the agreed Tenant's renovated items) and additions thereto at the expiration or sooner determination of the term of tenancy hereby granted in good and substantial repair and condition (normal wear or tear excepted) in accordance with the several covenants hereinbefore contained except with the written consent in writing from the Landlord in respect of removal of the fixtures, fittings and additional items fixed or renovated by the Tenant during the Tenure thereto.

     4.15 To pay reimburse and/or to indemnify and keep the Landlord indemnified against all costs expenses and any other fees including the Landlord's solicitors' fees (on a solicitor and client basis) incurred in connection with demanding and enforcing payment of any monies payable by the Tenant under the terms of this Agreement or otherwise howsoever in enforcing any of the terms conditions and stipulations herein contained.

     4.16 Shall observe and perform all rules and regulations governing the car-park areas and other common areas in or around the said Demised Premises and shall indemnify and keep indemnified the Landlord against all actions proceedings claims costs expenses and demands in respect of any breach by the Tenant, his visitors, servants,

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           agents or licensee while in the Demised Premises or the common areas
           PROVIDED THAT such breach shall not have been caused any omission, act, negligence or default of the Landlord, its agents, independent contractors, servants or licensees.

     4.17 To pay reimburse and/or indemnify and keep the Landlord fully indemnified against all costs, expenses and charges incurred as result of the water treatment which is essential for the compliance of rules regulations or by-laws of the local authorities or statutory bodies.

5.   THE LANDLORD HEREBY COVENANTS WITH THE TENANT as follows:-

     5.1 To pay all quit rent assessment municipal rates service charges outgoings whatsoever (other than those covenanted to be paid by the Tenant hereunder) which are now or hereafter payable in respect of the Demised Premises.

     5.2 To permit the Tenant to upgrade the TNB transformer and internal electricals within the Demised Premises by qualified Electricians to fit the purpose of the tenancy.

     5.3 To permit the Tenant if it punctually pays the rent hereby reserved and other charges and observes the stipulations on its part herein contained peaceably to enjoy the Demised Premises without any interruption or disturbance by the Landlord or those lawfully claiming under or in trust for the Landlord.

     5.4 To maintain the ceiling, structure and external walls of the Demised Premises and to keep all electrical wiring and cables, sewage and sanitary pipes and other fixtures serving the Demised Premises in good and tenantable condition and to bear the cost of repairs or replacements where necessary.

     5.5 To keep the car park areas and other common areas clean and well lighted and to insure and keep insured the Demised Premises against loss or damage by fire and such other risks and the Landlord shall deem desirable.

     5.6 To refund within fourteen (14) days of the Second Term to the Tenant the said sums specified in Clause 6.4 hereof less any deduction authorised to be made pursuant to this Agreement.

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6.   PROVIDED ALWAYS AND IT IS HEREBY AGREED as follows:-

     6.1 If the rent hereby reserved or any part thereof or any other sums herein payable shall be in arrears or shall be unpaid for fourteen
           (14) days after service of a written notice to the Tenant or any of the convenants or agreements on the Tenant's part herein contained shall not be performed or observed or if the Tenant shall have a receiving order made against it or shall make an assignment for the benefit of its creditors or enter into any agreement or make any agreement with its creditors by composition or otherwise shall pass or permit to pass any resolution for the winding up of the Tenant (whether voluntarily or otherwise) or suffer any distress or attachment or execution to be levied against its goods then and in any such cases, it shall be lawful for the Landlord at any time thereafter to re-enter upon the said Demised Premises or any part thereof in the name of the whole and to repossess the said furniture and to take possession of the Demised Premises whereupon the tenancy hereby created shall absolutely determine and cease to be of any further effect but without prejudice to any of the Landlord's right of action against the Tenant in respect of any antecedent breach by the Tenant of any of the Tenant's covenants herein contained PROVIDED ALWAYS THAT such re-entry and termination of the tenancy and nothing herein contained shall prejudice any other rights or remedies which the Landlord may be entitled at law or in equity.

     6.2 In amplification and not derogation of any other rights or remedies which the Landlord may have under the provisions of this agreement or at law the Tenant hereby expressly agrees covenants and undertakes to indemnify and reimburse the Landlord in respect of any payments make or any outgoings paid by the Landlord for which the Tenant is liable under this Agreement in the event that the Deposit referred to in Clause 3(a) or in Clause 6.4 below (as the case may be) hereof is insufficient for the purposes stipulated therein.

     6.3 If the Tenant is desirious of continuing the Tenancy hereby created for a further term of One (1) year (hereinafter referred to as "the Second Term") at the expiration of the First Term hereby created, and shall give to the Landlord three (3) month's prior notice in writing of such his desire and if the Tenant shall have paid the rent hereby reserved punctually and performed all the stipulations herein contained during the First

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           Term then subject to clause 6.4 and the revised monthly rental which shall be equivalent to the rent payable immediately before such revision, the Landlord shall let the Demised premises to the Tenant for the Second Term at the agreed monthly rental and subject in all other respects to the same stipulations as are herein contained with the exception of Clause 6.4 and this Clause.

     6.4 The Tenant shall at the beginning of Second Term (i.e. on or before the 1st day of May, 1999) ensure and maintain the Deposit referred to in clause 3(a) aforestated (which shall be equivalent to two (2) months rental of the Second Term rental) for securing the due observance and performance of the same Tenant's covenants terms and conditions as are herein contained with the exception of Clause 6.3 and this clause.

     6.5 The Tenant shall at his own cost and expense to apply to the relevant authority for the installation of the meter for the water and/or electricity.

     6.6 The parties hereby agree that all charges, claims expenses of the "Bomba" shall be borne equally by both parties.

     6.7 Any notice under this Agreement shall be in writing. Any notice to the Landlord shall be sufficiently served if sent to the Landlord at the address hereto before set out or such other last known address of the Landlord by registered post with postage prepaid. Any notice to the Tenant shall be sufficiently served if sent to the Tenant at the address of the said Demised Premises or last known address of the Tenant by registered post with postage prepaid or left at the aforesaid address last known address or office of the Tenant as the case may be. Any notice sent by registered post to the Tenant shall be deemed to have given at the time when in due course of post it would have been delivered at the address to which it is sent.

     6.8 This Agreement shall be binding upon the Landlord and Tenant, permitted lawful assigns and successors-in-title of the parties hereto. Each party shall be entitled to lawful assign its interests under this Agreement to its related entity and no prior consent of the other party shall be required.

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     6.9   The costs, charges and/or expenses for the preparation of this agreement and stamp duty shall be borne by the Landlord and Tenant equally. Nevertheless, in the event a fresh tenancy agreement for the second term is necessary; all costs, charges and stamp duty for the fresh tenancy agreement shall be borne by the Tenant absolutely.

     6.10 If at any time during the continuance of this Tenancy, any of the following events (hereinafter called "the Event") shall occur, that is:

           a. the Demised Premises or any part thereof shall become substantially unsafe or unfit for occupation or use, as determined by the appropriate authority or the Landlord's Architect or engineers, from any disabling cause other than the act or default of the Tenant; or

           b. the Demised Premises or any part thereof shall be destroyed or damaged so as to become unsafe or unfit for occupation or use by fire, water, storm, tempest, earthquake, insects, theft, burglary, explosion, riots, civil, commotion, enemy action or other inevitable cause then and in each case the monthly rent shall be suspended and cease to be payable from the date of the happening of the Event until the Demised Premises shall have been again rendered fit for occupation and use. In the event the Demised Premises or any part thereof shall not have been rendered fit for occupation and use within two (2) months after the happening of the Event, then the Tenant shall be entitled to terminate this Tenancy by giving a notice in writing of thirty
               (30) days to the Landlord of its intention to do so and thereafter this Tenancy shall be deemed terminated and the Landlord shall forthwith refund the Deposit to the Tenant within fourteen (14) days thereafter each party shall not have any claim whatsoever against the other save and except for any antecedent breach.

     6.11 This Agreement shall be governed by and construed in all respects in accordance with the laws of Malaysia. The parties hereto hereby agree they shall submit to the non-exclusive jurisdiction of the Courts of the States of Malaysia in all matters connected with the obligations and liabilities of the parties hereto under or arising out of this Tenancy.

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     6.12  Time wherever mentioned in this Agreement shall be of the essence of this contract.

     6.13 Any indulgence given by the Landlord shall not constitute a waiver of or prejudice the Landlord's rights contained in this Agreement.

     6.14  In this Agreement where the context so admits:-

           a) words importing feminine gender only shall include the masculine and neuter gender;

           b) words in the singular number shall include the plural number and words in the plural number shall include the singular number;

           c) where there are two (2) or more persons or parties included or comprised in the expressions "the Landlord" or "the Tenant" agreement covenants terms stipulations and undertaking expressed to made by and on behalf of the Landlord or the Tenant shall be deemed to be made by or binding upon such persons or parties jointly and severally.

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IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.



SIGNED by TANG AH BAH    )                 BAN LENG FIBRE SDN. BHD.

for and on behalf of     )                 /s/ BAN LENG FIBRE SDN. BHD.
                                           ----------------------------
in the presence of :-    )                     BAN LENG FIBRE SDN. BHD.



SIGNED by GOH BAK YAN    )                 GSI/CUMBERLAND Sdn. bhd.
                                                  (392746-V)
for and on behalf of     )                 /s/ GSI/CUMBERLAND SDN. BHD.
                                           ----------------------------
in the presence of :-    )                     GSI/CUMBERLAND SDN. BHD.

In pursuance of the Tenancy Agreement, dated 9th day April, 1997, the following stipulated terms and conditions shall be read and construed as part of the essential part of the tenancy agreement:-

1.   The Landlord hereby further covenant with the Tenant as follows:-

     (i)       To allow the Tenant to sub-let partly or wholly, of the Demised
               Premises;

     (ii) To clean up the Demised Premises on or before the 1st day May, 1997;

     (iii) To dismantle the existing inner gate and to install a gate at the main entrance of the Demised Premises in accordance to the Tenant's request;

     (iv) To clean and clear up the front part of the Demised Premises without removing the trees;

     (v) To repair and relevel the flooring of Building 1 and to cleanse the floors of Building 2 and Building 3;

     (vi)      To refurbish the existing bathrooms for the Demised Premises;

     (vii) To check, replace and renew all the existing fire extinguishers, hose, water sprinkle system (if any) installed at the Demised Premises;

     (viii)    To ensure the operation of the overhead power door for Building
               2;

     (ix) to maintain and refurbish (if necessary) the main switchboard and all electrical system of the Demised Premises and to ensure all of which are in good order.

     (x) to take reasonable precaution over the fire suppression within the vicinity of the Demised Premises and keep up to the satisfactory condition acceptable by the insurance company;

     (xi) to maintain a pavement in front of the Demised Premises at the satisfactory condition;

     (xii) to furnish keep, maintain and ensure the office structure to the satisfaction of the Tenant.

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